Exhibit 99.12

ACTAVIS PLC

1 GRAND CANAL SQUARE, DOCKLANDS

DUBLIN 2, IRELAND

ATTN: COMPANY SECRETARY

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. U.S. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – (800) 690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. U.S. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided to you or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.	For	Against	Abstain

1  Approving the issuance of ordinary shares pursuant to the Agreement and Plan of Merger, dated November 16, 2014, among Actavis plc (“Actavis”), Avocado Acquisition Inc. and Allergan, Inc. (the “Actavis Share Issuance Proposal”).

	☐	☐	☐

2  Approving any motion to adjourn the Actavis extraordinary general meeting (the “Actavis EGM”), or any adjournments thereof, to another time or place if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the Actavis EGM to approve the Actavis Share Issuance Proposal.

	☐	☐	☐

For address change/comments, mark here.

(see reverse for instructions)	Yes	No	☐	NOTE: IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners/Title)	Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting:

Electronic versions of the proxy materials are available at www.proxyvote.com

EXTRAORDINARY GENERAL MEETING PROXY CARD-ACTAVIS PLC

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 10, 2015

The undersigned acknowledges receipt of the Notice of the Extraordinary General Meeting of Shareholders and the accompanying joint proxy statement/prospectus and, revoking any proxy or voting instructions previously given, hereby appoints Brent L. Saunders and A. Robert D. Bailey as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as indicated on the reverse side of this card, all of the Actavis ordinary shares held by the undersigned at the close of business on January 22, 2015 at an Extraordinary General Meeting of Shareholders to be held at 1 Grand Canal Square, Docklands, Dublin 2, Ireland on March 10, 2015, at 8:30 a.m. local time and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side